UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Transocean Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INVITATION TO ANNUAL GENERAL MEETING OF TRANSOCEAN LTD.

Friday, May 15, 2009

9:00 a.m., Swiss time,

at the Parkhotel Zug, Industriestrasse 14, CH-6304 Zug, Switzerland

Agenda Items

(1)	Approval of the 2008 Annual Report, the Consolidated Financial Statements of Transocean Ltd. for Fiscal Year 2008 and the Statutory Financial Statements of Transocean Ltd. for Fiscal Year 2008.

Proposal of the Board of Directors

The Board of Directors proposes that the 2008 Annual Report, the consolidated financial statements for fiscal year 2008 and the statutory financial statements for fiscal year 2008 be approved.

(2)	Discharge of the Members of the Board of Directors and the Executive Officers for Fiscal Year 2008.

Proposal of the Board of Directors

The Board of Directors proposes that discharge be granted to the members of the Board of Directors and the executive officers for the fiscal year 2008.

(3)	Appropriation of the Available Retained Earnings Without Payment of a Dividend to Shareholders for Fiscal Year 2008 and Release of CHF 3.5 Billion of Legal Reserves (Additional Paid-in Capital) to Other Reserves.

Proposal of the Board of Directors

The Board of Directors proposes that (A) no dividend be distributed with respect to the available retained earnings for the fiscal year 2008, (B) the available retained earnings be carried forward, and (C) CHF 3.5 billion of legal reserves (additional paid-in capital) be released and allocated to other reserves.

Appropriation of Available Retained Earnings

(in millions)

Profit for the fiscal year 2008 as per the statutory income statement	CHF	0
Appropriation to general statutory reserves	CHF	0
Proposed dividend	CHF	0
Appropriation to other reserves	CHF	0

Total appropriation	CHF	0

Proposed Release of Legal Reserves (Additional Paid-in Capital) to Other Reserves

(in millions)

Additional paid-in capital as of December 31, 2008	CHF	11,448
Release to other reserves	CHF	3,500
Remaining additional paid-in capital	CHF	7,948

(4)	Authorization of a Share Repurchase Program.

Proposal of the Board of Directors

The Board of Directors proposes approval of the following resolution:

“The Board of Directors is hereby authorized to repurchase up to CHF 3.5 billion of Transocean Ltd. registered shares. These shares are to be cancelled upon shareholder approval at future annual general meetings of shareholders and thus not subject to the 10% threshold for Transocean Ltd. holding its “own shares” within the meaning of article 659 of the Swiss Code of Obligations. The necessary amendment of the articles of association (decrease in the registered share capital) shall be submitted to future annual general meetings of shareholders.”

For the Board of Directors to be permitted to carry out a share repurchase program as proposed, it is a prerequisite that the shareholders approve at the annual general meeting the release of CHF 3.5 billion of legal reserves (additional paid-in capital) to other reserves in accordance with Proposal 3.

(5)	Approval of the Long-Term Incentive Plan of Transocean Ltd. in the Form as Amended and Restated Effective as of February 12, 2009.

Proposal of the Board of Directors

The Board of Directors proposes that shareholders approve the Long-Term Incentive Plan of Transocean Ltd. in the form as amended and restated effective as of February 12, 2009 to (1) increase the number of shares available for the granting of awards under the plan and adopt fungible share counting ratios for different forms of awards, (2) remove the plan provision that automatically accelerated vesting upon a change of control, (3) for purposes of Section 162(m) of the U.S. Internal Revenue Code, update and obtain approval of the performance goals related to performance-based awards under the plan that are intended to qualify as deductible performance-based compensation and increase the associated annual limitation on performance-based cash awards from $2 million to $5 million, (4) reflect the assumption of the plan by Transocean Ltd. and make associated changes to take into account that the parent company of the Transocean group is now a Swiss corporation, (5) remove all provisions permitting supplemental tax gross-up payments from the plan, (6) expressly disallow repricing of awards without shareholder approval, (7) modify the method of share counting to reduce the number of available shares by the number of shares withheld to satisfy the exercise price or tax withholding obligations relating to an award, (8) remove the plan provision limiting the number of shares available for awards to outside directors, and (9) make other compliance, administrative, clarifying and updating changes.

(6)	Reelection of Directors.

Proposal of the Board of Directors

The Board of Directors proposes that the directors set forth below be reelected as Class I Directors for a three-year term:

•	W. Richard Anderson

•	Richard L. George

•	Robert L. Long

•	Edward R. Muller

The Board of Directors further proposes that

•	Victor E. Grijalva

be reelected as a Class III Director for a two-year term to fill a newly created Class III Director position.

(7)	Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2009 and Reelection of Ernst & Young Ltd., Zurich, as the Company’s Auditor for a Further One-Year Term.

Proposal of the Board of Directors

The Board of Directors proposes that Ernst & Young LLP be appointed as Transocean Ltd.’s independent registered public accounting firm for the fiscal year 2009 and that Ernst & Young Ltd., Zurich, be reelected as Transocean Ltd.’s auditor pursuant to the Swiss Code of Obligations for a further one-year term, commencing on the day of election at the 2009 annual general meeting and terminating on the day of the 2010 annual general meeting.

Organizational Matters

A copy of the proxy materials, including a proxy and admission card, has been sent to each shareholder registered in Transocean Ltd.’s share register as of March 18, 2009. Any additional shareholders who are registered in Transocean Ltd.’s share register on April 25, 2009 will receive a copy of the proxy materials after April 25, 2009. Shareholders not registered in Transocean Ltd.’s share register as of April 25, 2009 will not be entitled to attend, vote or grant proxies to vote at, the 2009 annual general meeting. No shareholder will be entered in Transocean Ltd.’s share register as a shareholder with voting rights between the close of business on April 25, 2009 and the opening of business on the day following the annual general meeting. BNY Mellon Shareowner Services, as agent, which maintains Transocean Ltd.’s share register, will, however, continue to register transfers of Transocean Ltd. shares in the share register in its capacity as transfer agent during this period.

Shareholders registered in Transocean Ltd.’s share register as of April 25, 2009 have the right to attend the annual general meeting and vote their shares, or may grant a proxy to vote on each of the proposals in this invitation and any other matter properly presented at the meeting for consideration to either Transocean Ltd. or the independent representative, Rainer Hager, by marking the proxy card appropriately, executing it in the space provided, dating it and returning it prior to the start of the annual general meeting on May 15, 2009 either to:

Transocean Ltd.

Vote Processing

c/o Broadridge

51 Mercedes Way

Edgewood, NY 11717

or, if granting a proxy to the independent representative

Rainer Hager

Attorney-at-Law and Notary

Schweiger Advokatur/Notariat

Dammstrasse 19

CH-6300 Zug

Switzerland

Shares of holders who have timely submitted a properly executed proxy card and specifically indicated their votes will be voted as indicated. Shares of holders who have timely submitted a properly executed proxy card and have not specifically indicated their votes (irrespective of whether a proxy has been granted to Transocean Ltd. or the independent representative) will be voted in the manner recommended by the Board of Directors.

If any other matters are properly presented at the meeting for consideration, Transocean Ltd. and the independent representative, as applicable, will, in the absence of specific instructions to the contrary, have the discretion to vote on these matters in the manner recommended by the Board of Directors.

Shareholders who hold their shares in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee when voting their shares. Shareholders who hold their shares in the name of a bank, broker or other nominee and wish to vote in person at the meeting must obtain a valid proxy from the organization that holds their shares.

We may accept a proxy by any form of communication permitted by Swiss law and our articles of association.

Please note that shareholders attending the annual general meeting in person or by proxy are required to show their proxy and admission card on the day of the annual general meeting. In order to determine attendance correctly, any shareholder leaving the annual general meeting early or temporarily is requested to present such shareholder’s proxy and admission card upon exit.

Proxy Holders of Deposited Shares

Institutions subject to the Swiss Federal Law on Banks and Savings Banks as well as professional asset managers who hold proxies for beneficial owners who did not grant proxies to Transocean Ltd. or the independent representative are kindly asked to inform Transocean Ltd. of the number and par value of the registered shares they represent as soon as possible, but no later than May 15, 2009, 8:00 a.m. Swiss time, at the admission office for the annual general meeting.

Annual Report, Consolidated Financial Statements, Statutory Financial Statements

A copy of the 2008 Annual Report, including the consolidated financial statements for fiscal year 2008 and the statutory financial statements of Transocean Ltd. for fiscal year 2008 as well as the audit reports on such statements, are available for physical inspection at Transocean Ltd.’s registered office c/o Reichlin & Hess, Rechtsanwälte, Hofstrasse 1A, CH-6300 Zug, Switzerland. Copies of these materials may be obtained without charge by contacting Eric B. Brown, our General Counsel, at our principal executive offices in Switzerland, c/o Transocean Management Ltd., Blandonnet International Business Center, Chemin de Blandonnet 2, Building F, 7th Floor, CH-1214 Vernier, Switzerland, telephone number +41 (22) 930-9000, or Investor Relations at our offices in the United States, at 4 Greenway Plaza, Houston, Texas 77046.

On behalf of the Board of Directors,
Robert E. Rose Chairman of the Board

Zug, Switzerland

April 22, 2009